SECOND AMENDMENT TO LEASE


     WHEREAS, By Lease Agreement dated January 11, 1993, between THOMAS L KOSTER, INC., d/b/a Realvesco Properties, a Court Receiver, as Landlord, and HRM CLAIM MANAGEMENT, as Tenant, pertaining to the leased premise located at 5250 Lovers Lane, Portage, MI 49024.

     WHEREAS, By First Amendment to Lease dated January 29, 1993, Landlord and Tenant modified the terms of the Agreement, and

     WHEREAS, By a certain Deed and Purchase Agreement dated July 20, 1993, Northwestern Life Insurance Co. as Landlord, sold, transferred and assigned all of its interest, rights and obligations unto Hinman-Trestlebridge Limited Partnership, Successor Landlord, in the Trestlebndge Complex including those premises located at 5250 Lovers Lane, Portage, Ml 49024; and

     WHEREAS, the parties now desire to further modify said Lease Agreement and First Amendment to Lease; and

     NOW, THEREFORE, it is mutually agreed that the Lease dated January 11, 1993, and First Amendment to Lease dated January 29, 1993, is hereby amended as follows:

1.   TERM:

     The term for purpose of this Second Amendment shall be extended for the period which commenced on July 1, 1993 and shall now expire June 30, 2001.

2.   BASE RENT :

     Exhibit C (attached to Lease Agreement) is amended as follows:

     a. For the Fifth Year of the Lease Agreement, commencing July 1, 1997 and ending June 30, 1998, the annual minimum rental shall be THREE HUNDRED SIXTY-EIGHT THOUSAND EIGHT HUNDRED SIXTY-SEVEN AND 75/100 ($368,867.75) DOLLARS ($11.75 per rentable square foot of the premises per annum), payable by Tenant in equal monthly installments of THIRTY THOUSAND SEVEN HUNDRED THIRTY-EIGHT AND 98/100 ($30,738.98) DOLLARS.

     b. For the Sixth Year of the Lease Agreement, commencing July 1, 1998 and ending June 30, 1999, the annual minimum rental shall be THREE HUNDRED EIGHTY- FOUR THOUSAND FIVE HUNDRED SIXTY-FOUR AND 25/100 ($384,564.25) DOLLARS ($12.25 per rentable square foot of the premises per annum), payable by Tenant in equal monthly installments of THIRTY-TWO THOUSAND FORTY-SEVEN AND 02/100 ($32,047.02) DOLLARS.

     c. The rental obligation for the 7th and 8th years, commencing July 1, 1999, shall be adjusted by the Cost of Living Adjustment as described below.

 3.  COST OF LIVING ADJUSTMENT:

     The monthly rent to be paid Landlord by Tenant shall be increased annually effective on the anniversary of the Seventh and Eighth years of this Lease by a percentage equal to the annual percentage increase in the Consumer Price Index. The base of the Index for computation of the increase, if any, shall be forty-five (45) days prior to the month in which the base year commences (i.e. May, 1999 and May, 2000). The Index for the same month shall be compared annually to determine the percentage increase and the resulting percentage shall be applied to the monthly rental rate then in effect to determine the monthly rent to be paid for the ensuing year. Landlord shall notify Tenant of any increase in the monthly rental rate resulting from such computation and Tenant shall pay Landlord the amount of such increase retroactively to the effective date thereof (i.e. July, 1999 and July 2000). Reference to the Cost of Living Index is to be the official Consumers Price Index for Urban Wage Earners and Clerical Workers for the United States City Average, published by the Bureau of Labor Statistics United States Department of Labor.

4. The additional rent for Building Operating Expenses pursuant to Paragraph 4(a) of the Lease Agreement is hereby deleted in its entirety. Tenant shall have no responsibility for additional rent of Building Operating Expenses which shall be deemed waived by the Landlord entirely for the calendar years 1994 through and including 1997

5.   TAXES:

     The amounts due and payable by which building taxes exceed Base Year Taxes, pursuant to paragraph 4(b) of the Lease Agreement shall be deemed waived entirely for the calendar years 1994 (first full Base Year), 1995 and 1996.

6.   ABATEMENT:

     Upon completion and execution of this Second Amendment, Tenant shall receive one (1) month full base rental abatement for the month of August, 1997, toward improvements made thereon to the premises.

         In all other respects, the terms, conditions, stipulations and covenants of the Lease Agreement dated January 11, 1993, and First Amendment to Lease dated January 29, 1993 are to be continued with like effect to all intents and purposes as if contained in a new and formal lease agreement including this Second Amendment to Lease.

         This Second Amendment to Lease is entered into this 22 day of July, 1997.

WITNESS                               LANDLORD:
                                      HINMAN-TRESTLEBRIDGE, L.P.

Illegible                             By:      Illegible
                                      Its:     The Hinman Co. General Partner


WITNESS                               TENANT: HRM CLAIM MANAGEMENT

                                      By:      /s/Thomas P. Clark
                                      Its:     Chief Financial Officer